SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2002

FEI COMPANY
(Exact name of registrant as specified in its charter)

Oregon	0-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7451 NW Evergreen Parkway, Hillsboro, Oregon	97124-5830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (503) 640-7500

Not applicable
(Former name or former address, if changed since last report)

Item 5.                    Other Events

On December 16, 2002, FEI Company and Veeco Instruments Inc. issued a joint press release relating to the merger between the parties.  The joint press release is attached as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.                    Financial Statements and Exhibits

99.1                           Joint press release of FEI Company and Veeco Instruments Inc., issued on December 16, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

By:	/s/ Bradley J. Thies
Name: Bradley J. Thies
Title: Vice President and General Counsel

Date:  December 16, 2002

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release of FEI Company and Veeco Instruments Inc., issued on December 16, 2002.